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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-59418 of Calavo Growers, Inc. on Form S-4 of our report dated December 14, 2000, except for the second paragraph of Note 14 as to which the date is February 20, 2001, on the financial statements of Calavo Growers of California and subsidiaries as of October 31, 2000 and 1999 and for each of the three years in the period ended October 31, 2000, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement, and of our report dated December 14, 2000 relating to the financial statement schedule of Calavo Growers of California and subsidiaries appearing elsewhere in this Registration Statement.

We also consent of the use in this Amendment No. 2 to Registration Statement No. 333-59418 of Calavo Growers, Inc. on Form S-4 of our report dated July 3, 2001 on the balance sheet of Calavo Growers, Inc as of April 30, 2001, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


DELOITTE & TOUCHE LLP
Costa Mesa, California
August 14, 2001